Investor Meeting Results

There was a special meeting of holders of the Diversified Investors Portfolios held at 4 Manhattanville Road, Purchase, New York 10577 on October 30, 2007. At the meeting, the proposals listed below were approved. The following is a report of the total votes cast by the holders of the Diversified Investors Portfolios:

Proposal For Withheld
To elect a New Board
Leo J. Hill	16,771,509,294.29 493,516,670.11
Russell A. Kimball, Jr. 16,771,486,651.29 493,539,931.83
Norm R, Nielsen 16,773,445,963.27 491,619,347.84
John W. Waechter 16,771,157,901.91 493,886,309.74
Neal M. Jewell 16,763,798,109.04 501,271,445.17
Eugene M. Mannella 16,766,090,516.56 498,972,526.06
Joyce Galpern Norden 16,764,446,775.44 500,637,295.90
Patricia L. Sawyer 16,774,759,729.96 490,292,431.34
John K. Carter 16,774,142,457.13 490,912,965.64


Proposal For Against Abstain
To approve a new Investment Advisory Agreement with Transamerica Asset Management, Inc.

Aggressive Equity Portfolio 344,170,744.52 2,753,008.39
1,926,549.31
Balanced Portfolio 349,285,392.05 2,423,932.02 2,680,449.03
Core Bond Portfolio 2,045,560,919.26 3,761,557.84
89,515,945.16
Equity Growth Portfolio 2,192,819,674.12 6,100,365.54
81,180,820.58
Growth & Income Portfolio 965,484,863.70 5,972,251.84
2,759,694.84
High Quality Bond Portfolio 837,248,152.78 2,362,893.22
4,229,082.65
High Yield Bond Portfolio 535,900,061.17 2,151,990.41
2,587,917.93
Inflation-Protected Securities Portfolio 132,692,036.91
1,642,175.98 372,778.70
International Equity Portfolio 2,083,725,989.74
5,172,032.56 58,852,676.92
Mid-Cap Growth Portfolio 290,159,067.94 0.00 28,633.40
Mid-Cap Value Portfolio 990,577,001.45 3,089,039.46
14,388,975.76
Money Market Portfolio 970,065,207.44 3,680,378.63
30,550,696.17
Small-Cap Growth Portfolio 162,068,049.77 3,928.10 1,473.04
Small-Cap Value Portfolio 197,097,849.80 11,904.46 49,205.09
Special Equity Portfolio 1,012,482,800.47 3,250,101.77
23,533,258.46
Total Return Bond Portfolio 315,827,522.95 173,053.87
13,909,246.39
Value & Income Portfolio 3,185,147,756.58 13,060,974.38
130,091,216.24
Value Portfolio 142,368,523.33 163,081.80 9,994.90

Proposal For Against Abstain
To approve an amendment to the
Declaration of Trust 16,730,414,592.57 77,028,001.65
457,501,673.89

Proposal For Against Abstain
To approve a change to the
fundamental investment policy
relating to borrowing



Aggressive Equity Portfolio 344,123,120.91 2,534,725.95
2,192,022.01
Balanced Portfolio 349,256,608.69 2,295,795.28 2,836,084.39
Core Bond Portfolio 2,042,800,831.85 5,286,933.86 90,757,325.87
Equity Growth Portfolio 2,190,747,225.01 7,283,514.77 8
2,063,454.21
Growth & Income Portfolio 964,368,616.74 6,010,178.17 3,839,308.77
High Quality Bond Portfolio 837,189,394.68 2,452,901.70 4,194,948.54
High Yield Bond Portfolio 535,420,261.71 2,579,794.62 2,642,029.87
Inflation-Protected Securities Portfolio 130,710,449.11
3,517,484.74 479,057.74
International Equity Portfolio 2,080,347,187.51
6,936,281.48 60,460,542.74
Mid-Cap Growth Portfolio 290,125,662.31 32,212.57 31,019.52
Mid-Cap Value Portfolio 988,280,060.36 3,587,879.38 16,181,556.55
Money Market Portfolio   968,668,767.96 4,978,376.69 30,642,161.05
Small-Cap Growth Portfolio 162,064,612.67 8,838.24 0.00
Small-Cap Value Portfolio 196,997,058.73 161,900.61 0.00
Special Equity Portfolio 1,011,679,520.93 4,191,709.66
23,394,930.09
Total Return Bond Portfolio 315,648,901.48 194,585.85
14,066,335.88
Value & Income Portfolio 3,180,163,265.49 18,488,191.76
129,637,433.55
Value Portfolio 142,357,902.52 155,886.94 28,521.16

Proposal For Against Abstain
To approve a change to the
fundamental investment policy
relating to senior securities

Aggressive Equity Portfolio 345,369,188.99 1,528,306.99
1,953,702.49
Balanced Portfolio 349,099,234.15 2,612,464.74 2,678,074.20
Core Bond Portfolio 2,043,755,500.11 3,560,478.63 91,529,753.86
Equity Growth Portfolio 2,192,474,489.60 5,614,793.83 82,003,363.10
Growth & Income Portfolio 964,771,372.89 5,649,446.46 3,795,991.02
High Quality Bond Portfolio 837,590,792.67 2,075,915.29 4,170,536.97
High Yield Bond Portfolio 535,802,198.27 1,872,018.41 2,964,752.83
Inflation-Protected Securities Portfolio 131,462,399.05
2,778,312.82 466,822.63
International Equity Portfolio 2,080,739,614.60
6,526,954.5360, 470,553.30
Mid-Cap Growth Portfolio 290,156,681.83 0.00 31,019.52
Mid-Cap Value Portfolio 990,818,966.87 1,001,843.17 16,228,686.26
Money Market Portfolio 968,913,886.92 3,977,249.34 31,398,169.44
Small-Cap Growth Portfolio 162,069,522.81, 928.10 0.00
Small-Cap Value Portfolio 197,097,849.80 61,109.54 0.00
Special Equity Portfolio 1,012,018,053.72 3,773,926.01 23,477,520.65
Total Return Bond Portfolio 315,663,409.13 180,078.19 14,066,335.88
Value & Income Portfolio 3,180,810,825.24 17,925,927.11 129,569,748.20
Value Portfolio 142,377,799.16 87,597.89 76,913.57

Proposal For Against Abstain
To approve a change to the
fundamental investment policy
relating to underwriting

Aggressive Equity Portfolio 345,310,326.07 1,540,868.41
1,998,674.40
Balanced Portfolio 348,530,210.99 2,490,647.84 3,367,629.53
Core Bond Portfolio 2,042,737,398.13 4,292,727.13 91,815,607.34
Equity Growth Portfolio 2,192,268,527.75 5,678,612.82 82,140,641.82
Growth & Income Portfolio 964,362,415.12 5,804,122.96 4,050,272.29
High Quality Bond Portfolio 837,501,487.42 2,033,814.324, 305,110.76
High Yield Bond Portfolio 535,620,030.55 1,867,825.98 3,152,112.97
Inflation-Protected Securities Portfolio 131,427,570.75
2,783,830.81 495,590.04
International Equity Portfolio 2,078,171,577.91 8,976,500.09
60,587,886.56
Mid-Cap Growth Portfolio 290,128,048.43 0.00 60,845.97
Mid-Cap Value Portfolio 990,840,959.87 968,602.91 16,242,693.70
Money Market Portfolio   968,955,978.58 3,987,830.24 31,342,028.37
Small-Cap Growth Portfolio 162,064,612.67 3,928.10 4,910.13
Small-Cap Value Portfolio 197,092,294.38 61,109.54   5,555.41
Special Equity Portfolio 1,012,257,497.38 3,440,971.06 23,572,183.87
Total Return Bond Portfolio 315,692,145.02 180,078.19 14,037,600.00
Value & Income Portfolio 3,178,889,099.24 18,677,984.90 130,714,451.30
Value Portfolio 142,362,127.98 106,183.44 73,999.21

Proposal For Against Abstain
To approve a change to the fundamental
investment policy relating to real estate

Aggressive Equity Portfolio 345,216,499.21 1,753,305.63
1,880,064.02
Balanced Portfolio 348,403,423.31 2,604,535.63 3,381,814.16
Core Bond Portfolio 2,043,139,277.68 5,556,702.09 90,036,752.83
Equity Growth Portfolio 2,192,874,490.82 5,235,717.46 81,974,224.53
Growth & Income Portfolio 964,256,754.14 5,989,080.29 3,976,278.99
High Quality Bond Portfolio 837,381,022.14 2,332,567.15 4,126,539.36
High Yield Bond Portfolio 535,572,754.70 2,239,047.31 2,828,167.50
Inflation-Protected Securities
Portfolio 131,489,172.67 2,807,086.49 411,275.33
International Equity Portfolio 2,079,592,001.35 9,416,404.20
58,735,606.17
Mid-Cap Growth Portfolio 290,166,226.29 20,281.99 2,386.12
Mid-Cap Value Portfolio 990,469,649.12 3,074,235.49 14,508,371.87
Money Market Portfolio 968,957,042.28 4,761,430.60 30,570,872.33
Small-Cap Growth Portfolio 162,069,522.81 3,437.09 0.00
Small-Cap Value Portfolio 197,097,849.80 61,109.54 5,555.41
Special Equity Portfolio 1,012,181,604.60 3,959,221.08 23,126,486.94
Total Return Bond Portfolio 315,647,785.50 224,437.71 14,037,600.00
Value & Income Portfolio 3,178,966,807.30 20,882,650.63 128,449,663.90
Value Portfolio 142,371,365.70 106,183.44 64,761.48

Proposal For Against Abstain
To approve a change to the fundamental
investment policy relating to making loans

Aggressive Equity Portfolio 344,408,664.37 2,427,095.05 2,015,439.06
Balanced Portfolio 348,338,239.83 3,300,929.56 2,749,318.97
Core Bond Portfolio 2,042,472,864.53 5,485,633.59 90,877,875.50
Equity Growth Portfolio 2,190,467,033.24 7,558,666.92 82,068,493.84
Growth & Income Portfolio 963,650,160.57 6,359,389.67 4,209,976.58
High Quality Bond Portfolio 837,236,495.80 2,387,962.86 4,215,386.14
High Yield Bond Portfolio 535,314,517.61 2,679,320.37 2,646,131.52
Inflation-Protected Securities Portfolio 130,697,419.52
3,534,836.04 475,278.93
International Equity Portfolio 2,077,085,931.73
10,136,376.94 60,520,545.19
Mid-Cap Growth Portfolio 290,169,805.47 9,544.47 9,544.47
Mid-Cap Value Portfolio 988,186,154.96 3,687,364.16 16,178,737.36
Money Market Portfolio 968,445,825.88 5,098,332.36 30,745,147.46
Small-Cap Growth Portfolio 162,069,522.81 3,437.09 0.00
Small-Cap Value Portfolio 197,002,614.15 156,345.19 0.00
Special Equity Portfolio 1,010,683,188.32 5,011,892.66 23,574,419.40
Total Return Bond Portfolio 315,639,484.03 224,437.71 73,999.21
Value & Income Portfolio 3,175,032,102.46 22,274,925.66 130,974,507.32
Value Portfolio 142,368,561.43 99,749.98 73,999.21

Proposal For Against Abstain
To approve a change to the fundamental
investment policy relating to concentration

Aggressive Equity Portfolio 342,496,462.59 4,151,882.22
2,202,853.67
Balanced Portfolio 348,309,678.43 2,804,070.59 3,274,739.34
Core Bond Portfolio 2,043,004,552.13 4,285,785.83 91,555,394.64
Equity Growth Portfolio 2,191,771,543.98 6,144,289.20 82,163,480.85
Growth & Income Portfolio 964,360,908.79 5,702,560.09 4,153,341.49
High Quality Bond Portfolio 837,529,634.30 2,030,930.59 4,764,168.10
High Yield Bond Portfolio 532,758,873.39 4,890,469.88 2,990,626.23
Inflation-Protected Securities Portfolio
131,434,115.84 2,871,237.62 401,638.15
International Equity Portfolio 2,073,031,109.40 14,328,163.96
60,384,738.37
Mid-Cap Growth Portfolio 290,118,503.96 9,544.47 60,845.97
Mid-Cap Value Portfolio 987,788,704.48 3,987,736.04 16,275,815.96
Money Market Portfolio 967,128,807.37 6,488,699.34 30,671,379.33
Small-Cap Growth Portfolio 162,065,103.69 3,437.09 4,910.13
Small-Cap Value Portfolio 196,997,852.37 155,551.56 5,555.41
Special Equity Portfolio 1,013,297,157.50 5,863,526.37 23,444,013.96
Total Return Bond Portfolio 314,551,619.96 1,320,603.25 14,037,600.00
Value & Income Portfolio 3,172,812,440.13 23,395,017.00 130,974,452.54
Value Portfolio 142,383,517.79 94,031.35 64,761.48

Proposal For Against Abstain
To approve a change to the fundamental
investment policy relating to commodities

Aggressive Equity Portfolio 345,311,609.69 1,591,979.66
1,947,609.13
Balanced Portfolio 348,351,696.75 2,622,521.49 3,414,270.11
Core Bond Portfolio 2,042,738,895.82 5,609,300.55
90,497,536.23
Equity Growth Portfolio 2,192,290,498.04 6,396,870.94
81,398,611.30
Growth & Income Portfolio 963,870,192.75 5,455,030.94
4,891,586.68
High Quality Bond Portfolio 837,616,146.16 2,033,814.32
4,187,284.44
High Yield Bond Portfolio 535,650,109.33 2,224,312.37
2,765,547.80
Inflation-Protected Securities Portfolio 131,720,925.44
2,571,270.54 414,345.62
International Equity Portfolio 2,082,150,461.87
6,773,103.37 58,820,244.68
Mid-Cap Growth Portfolio 290,154,295.71 0.00 33,405.63
Mid-Cap Value Portfolio 990,292,082.55 3,060,434.55
14,699,739.37
Money Market Portfolio 970,550,575.05 3,048,492.68
30,690,237.96
Small-Cap Growth Portfolio 162,064,612.67 3,928.10
4,910.13
Small-Cap Value Portfolio 197,092,294.38 61,109.54
5,555.41
Special Equity Portfolio 1,011,976,295.43 4,041,946.13
23,246,767.21
Total Return Bond Portfolio 315,648,901.48 194,585.85
14,066,335.88
Value & Income Portfolio 3,178,434,069.56 20,053,973.98
129,800,847.26
Value Portfolio 142,389,951.25 87,597.89 64,761.48